Exhibit 3.1

Articles of Amendment
to
Articles of Incorporation
of
Industrial Services of America, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)
175517
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:
N/A The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.,” or the designation “Corp,” Inc,” or Co.” A professional corporation name must contain the work “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable: N/A
(Principal office address MUST BE A STREET ADDRESS)        _____________________________
_________________

C.	Enter new mailing address, if applicable: N/A
(Mailing address MAYBE A POST OFFICE BOX     _____________________________
_________________

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent    N/A_____________________________

________________________________________
(Florida street address)
New Registered Office Address: N/A _____________________________, Florida____________
(City)                 (Zip Code)

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____________________________________________________
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director begin added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V = Vice President; T = Treasurer; S = Secretary; D = Director; TR = Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner, Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.
Example:
X Change    PT    John Doe

X Remove    V     Mike Jones

X Add        SV    Sally Smith

Type of Action        Title        Name            Address
(Check One)

1)	___ Change _____ N/A

____ Add

____ Remove

2)	___ Change _____ N/A

____ Add

____ Remove

3)	___ Change _____ N/A

____ Add

____ Remove

4)	___ Change _____ N/A

____ Add

____ Remove

5)	___ Change _____ N/A

____ Add

____ Remove

6)	___ Change _____ N/A

____ Add

____ Remove

A.	If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary). (Be specific)
Article III of the Articles of Incorporation is amended to change the amount and par value of the shares of Common Voting Stock.
The first grammatical sentence of Article III shall be deleted and replaced as follows:
Article III
“The maximum number of shares of Common Voting Stock that this Corporation is authorized to have outstanding at any one time is twenty million (20,000,000) shares of the par value of one-third cent ($0.0033) per share.”
_________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________

B.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(If not applicable, indicate N/A)
NA_____________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________
__________________________________________________________________________________________________________

The date of each amendment(s) adoption: July 16, 2013
Effective date if applicable: ________________________________________________________________________________________
(no more than 90 days after amendment date)

Adoption of Amendment(s)    (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were adopted by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________________________________________.”
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 7-16-13________

Signature /s/ Orson Oliver_____________________________________________________________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, tress, or other court appointed fiduciary by that fiduciary)

__________Orson Oliver_______________________
(Typed or printed name of person signing)

__________Chairman of Board of Directors_______________
(Title of person signing)